COMPANY CONTACT:         Tony M. Shelby
                         Chief Financial Officer
                         (405) 235-4546


KCSA CONTACT:            Leslie A. Schupak/Joe Mansi
                         (212) 682-6300, ext. 205/207


November 3, 2000



                                                        OTC: LSBD

           LSB INDUSTRIES, INC. COMPLETES ACQUISITION
               OF CERTAIN LAROCHE ASSETS IN ORDER
         TO EXPAND ITS MARKET AREAS AND PRODUCT OFFERING

Oklahoma City, Oklahoma . . . November 3, 2000 . . . LSB Industries, Inc. (OTC Bulletin Board: LSBD), through wholly owned subsidiaries, has completed the acquisition of certain assets located in Crystal City, Missouri and Cherokee, Alabama, of LaRoche Industries, Inc. ("LaRoche"). The acquisition was pursuant to an agreement between LSB and Orica USA, Inc.("Orica"). Orica was the successful bidder in a court managed auction process to acquire the LaRoche nitrogen products businesses.

Under the terms of the court approved agreement, the LSB subsidiaries acquired the Crystal City and Cherokee assets directly from LaRoche. The assets acquired will be used in LSB's chemical business, which consists of the manufacture and sale of nitrogen products for the mining, agricultural and industrial markets.

Jack E. Golsen, Chairman and President of the Company, stated that "due to the sustained severe weather conditions in our traditional Texas agricultural markets over the last four years it is necessary to expand to other geographical areas and markets. These assets should allow us to enter new markets with weather patterns which differ from the Texas weather. In addition, our chemical business will now produce liquid nitrogen products as well as solid ammonium nitrate."

LSB Industries is a manufacturing, marketing, and engineering company with activities on a world-wide basis. The Company's principal business activities consist of the manufacture and sale of chemical products, the manufacture and sale of commercial and residential climate control products, the provision of specialized engineering services, and other activities.

This press release contains certain "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are Forward-Looking Statements. This press release includes the Forward-Looking Statement that these assets should allow us to enter new markets. An important factor that could cause this Forward-Looking Statement to differ materially would be the inability of the Company to successfully sell these products in the new markets.


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